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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 3, 1997

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                           RIVER OAKS FURNITURE, INC.
             (Exact Name of Registrant as Specified in Its Charter)


  MISSISSIPPI                     0-22188                        64-0749510
(State or Other               (Commission File                (I.R.S. Employer
Jurisdiction of                    Number)                      Identification
Incorporation)                                                     Number)


       3350 MCCULLOUGH BLVD.
       BELDEN, MISSISSIPPI                                          38826
       (Address of Principal Executive Offices)                   (Zip Code)

                                  601-891-4550
              (Registrant's Telephone Number, including Area Code)

                                 NOT APPLICABLE
                                  (Former Name)




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ITEM 5.  OTHER EVENTS.

     On October 4, 1993, the trustees of the Ansin Foundation, established by a former shareholder of River Oaks Furniture, Inc. (the "Company"), and an executor of the estate of the former shareholder of the Company, filed a complaint in the United States District Court, District of Massachusetts, against the Company and the Chief Executive Officer and the Secretary of the Company, both of whom are also Company directors. The complaint contained allegations of fraud, breach of fiduciary duty and unfair and deceptive business practices in connection with the repurchase of the former shareholder's shares because of alleged misstatements and omissions as to the value of the former shareholder's shares and the financial condition of the Company and the failure of the defendants to disclose plans for a subsequent initial public offering.

     On March 25, 1996, the trial in this matter commenced, and on, April 8, 1996, the jury returned a verdict awarding compensatory damages against the Company in the amount of $2.3 million. Additionally, the jury awarded compensatory and punitive damages against each of the Chief Executive Officer and Secretary in their individual capacities. A notice of appeal was filed with the United States Court of Appeals for the First Circuit (the "First Circuit"), and the appeal was argued November 5, 1996.

     On February 3, 1997, the First Circuit affirmed the jury verdict reached in the district court against the Company awarding compensatory damages against the Company in the amount of $2.54, including interest and penalties (the "Judgment"), and against the Chief Executive Officer and the Secretary of the Company. The Company currently intends to file a Motion for Rehearing and Rehearing en banc with the First Circuit (the "Motion"). If the Motion is denied, the Company may file a writ of certiorari to the United States Supreme Court. No assurance can be given, however, regarding the ultimate outcome of this litigation.

     Based on preliminary discussions with a potential financing source, the Company believes it can issue additional equity or subordinated debt to satisfy the Judgment and increase the Company's working capital. The issuance of any additional debt by the Company to satisfy the Judgment will further leverage the Company and will have a negative effect on the per share earnings of the Company during the period that such debt remains outstanding. The issuance of additional equity, especially if issued at below the current public trading value of the Company's common stock, will have a dilutive effect on the per share earnings of the Company. There can be no assurance, however, that the Company can successfully sell shares of its common stock or issue subordinated debt. Any such issuance of additional shares of common stock or of subordinated debt must be approved by the Company's senior lender. The failure to obtain such financing to satisfy the Judgment would cause a default under the Company's outstanding credit facilities. The Company's ability to satisfy its obligations will be dependant upon its future performance, which is subject to prevailing economic conditions, business trends and financial, business and other factors, including factors beyond the control of the Company and those described under the caption "Forward-Looking Statements" contained in the Quarterly report on Form 10-Q of the Company for the Quarter ended September 29, 1996 (Commission File No. 0-22188).


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               RIVER OAKS FURNITURE, INC.



                               By:  /s/ Johnny C. Walker
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                                    Johnny C. Walker
                                    Chief Operating Officer and Chief Financial
                                    Officer



Date:  February 12, 1997



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